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                                                                    EXHIBIT 23.2


                           INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-50513) of America First Tax Exempt Investors, L.P. of our report dated January 24, 1998 on our audit of the financial statements of Northwood Lake Apartments, L.P. as of December 31, 1997 and 1996, and the related statements of income, changes in partners' deficit, and cash flows for the years ended December 31, 1997, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."


                                   Mueller, Prost, Purk & Willbrand, P.C.
                                   Certified Public Accountants


St. Louis, Missouri
July 17, 1998